UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	Registrant’s telephone number,	27513
(Address of principal	including area code: (919) 297-1600	(Zip Code)
executive offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
     On February 26, 2008, the Board of Directors of R.H. Donnelley Corporation (the “Corporation”) (1) deemed it advisable that at the 2008 Annual Meeting of Stockholders (“Annual Meeting”), stockholders adopt amendments to the Restated Certificate of Incorporation, as amended, to declassify the board of directors of the Corporation (the “Board”) and (2) subject to approval by the stockholders of the amendments to the Restated Certificate of Incorporation, approved amendments to the Third Amended and Restated Bylaws (the “Bylaws”) of the Corporation to declassify the Board as well as certain additional changes. On February 28, 2008, the Corporation filed a Current Report on Form 8-K (“February 8-K”) disclosing the foregoing matters.
     On May 15, 2008, at the Annual Meeting, the Corporation’s stockholders adopted the Amended and Restated Certificate of Incorporation reflecting such amendments to declassify the Board. Previously, directors of the Corporation were divided into three classes and elected for three-year terms. At the Annual Meeting, the directors nominated by the Board were elected to serve three-year terms. At the Annual Meeting, stockholders of the Corporation adopted an Amended and Restated Certificate of Incorporation that provides for the annual election of directors commencing at the 2009 annual meeting of stockholders, to be fully effective at the 2011 annual meeting of stockholders.
     The foregoing description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is incorporated herein by reference to Exhibit 3.1 hereto.
     Because the stockholders adopted the Amended and Restated Certificate of Incorporation at the Annual Meeting, the Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the February 8-K) are now fully effective without any condition.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of R.H. Donnelley Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION
By:	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

Date: May 16, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of R.H. Donnelley Corporation